Exhibit 4.1

DELTA FINANCIAL CORPORATION, as Issuer

AND

THE SUBSIDIARY GUARANTORS NAMED HEREIN

AND

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of December 21, 2000

$150,000,000

9 1/2% Senior Secured Notes Due 2004

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)
(a)(2)
(a)(3)
(a)(4)
(a)(5)
(b)
(c)
311(a)
(b)
(c)
312(a)
(b)
(c)
313(a)
(b)(1)
(b)(2)
(c)
(d)
314(a)
(b)
(c)(1)
(c)(2)
(c)(3)
(d)
(e)
(f)
315(a)
(b)
(c)
(d)
(e)
316(a) (last sentence)
(a)(1)(A)
(a)(1)(B)
(a)(2)
(b)
317(a)(1)
(a)(2)
(b)
318(a)
(c)	7.10
7.10
N.A.
N.A.
7.10
7.08; 7.10; 13.02
N.A.
7.11
7.11
N.A.
2.05
13.03
13.03
7.06
12.03
7.06
7.06; 13.02
7.06
13.02
12.02
7.02; 13.04
7.02; 13.04
N.A.
12.03, 12.04, 12.05
N.A.
N.A.
7.01(b)
7.05; 12.02
7.01(a)
7.01(c)
6.11
2.09
6.05
6.04
N.A.
6.07
6.08
6.09
2.04
13.01
13.01

______________________________

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS

Page

ARTICLE ONE - DEFINITIONS AND INCORPORATION BY REFERENCE	1

SECTION 1.01. SECTION 1.02. SECTION 1.03.	Definitions Incorporation by Reference of TIA Rules of Construction	1 21 22

ARTICLE TWO - THE SENIOR NOTES	22

SECTION 2.01. SECTION 2.02. SECTION 2.03. SECTION 2.04. SECTION 2.05. SECTION 2.06. SECTION 2.07. SECTION 2.08. SECTION 2.09. SECTION 2.10. SECTION 2.11. SECTION 2.12. SECTION 2.13. SECTION 2.14.	Form and Dating Execution and Authentication Registrar and Paying Agent Defaulted Interest Trustee To Include Paying Agent Paying Agent to Hold Assets in Trust Holder Lists Transfer and Exchange Replacement Senior Notes Outstanding Senior Notes Treasury Senior Notes Temporary Senior Notes Cancellation CUSIP Number	22 23 24 24 25 25 25 26 26 27 27 27 28 28

ARTICLE THREE - REDEMPTION	28

SECTION 3.01. SECTION 3.02. SECTION 3.03. SECTION 3.04. SECTION 3.05. SECTION 3.06. SECTION 3.07. SECTION 3.08.	Notices to Trustee Selection of Senior Notes to Be Redeemed Notice of Redemption Effect of Notice of Redemption Deposit of Redemption Price Senior Notes Redeemed in Part Optional Redemption Mandatory Redemption	28 29 29 30 30 31 31 31

ARTICLE FOUR - COVENANTS	31

SECTION 4.01.
SECTION 4.02.
SECTION 4.03.
SECTION 4.04.
SECTION 4.05.
SECTION 4.06.
SECTION 4.07.
SECTION 4.08.
SECTION 4.09.
SECTION 4.10.
SECTION 4.11.
SECTION 4.12.
SECTION 4.13.
SECTION 4.14.
SECTION 4.15.
SECTION 4.16.
SECTION 4.17.
SECTION 4.18.
SECTION 4.19.
SECTION 4.20.
SECTION 4.21.
SECTION 4.22.
SECTION 4.23.
SECTION 4.24.
SECTION 4.25.

SECTION 4.26.
SECTION 4.27.
SECTION 4.28.

Payment Of Senior Notes
Maintenance Of Office Or Agency
Reports
Compliance Certificate
Taxes
Stay, Extension And Usury Laws
Restricted Payments
Dividend And Other Payment Restrictions Affecting Subsidiaries
Incurrence Of Indebtedness And Issuance Of Preferred Stock
Transactions With Affiliates
Liens
Business Activities
Payments For Consent
Corporate Existence
Offer To Repurchase Upon Change Of Control
Additional Subsidiary Guarantees
Residual Receivable Coverage Ratio
Liquidity Maintenance
Back-up Servicing Agreement
Registration Rights
Leverage Ratio (Total Liabilities)
Leverage Ratio
Net Worth
Cash Escrow Account
No Pledge or Sale of Residual Receivables or Other Assets after Default or Event of Default
Limitations on Asset Sales
Flow of Residual Receivables
Notice of Default

31 32 32 33 34 34 35 38 39 41 42 42 42 43 43 44 44 46 46 46 46 46 47 47 47 47 48 48

ARTICLE FIVE - SUCCESSOR CORPORATION	48

SECTION 5.01. SECTION 5.02.	Limitation on Merger, Etc. Successor Corporation Substituted	49 50

ARTICLE SIX - DEFAULTS AND REMEDIES	50

SECTION 6.01. SECTION 6.02. SECTION 6.03. SECTION 6.04. SECTION 6.05. SECTION 6.06. SECTION 6.07. SECTION 6.08. SECTION 6.09. SECTION 6.10. SECTION 6.11.

Events Of Default
Acceleration
Other Remedies
Waiver Of Past Defaults
Trustee May File Proofs Of Claim
Control By Majority
Limitation On Suits
Rights Of Holders To Receive Payment
Collection Suit By Trustee
Priorities
Undertaking For Costs

50 52 53 53 54 54 55 55 55 56 56

ARTICLE SEVEN - TRUSTEE	57

SECTION 7.01. SECTION 7.02. SECTION 7.03. SECTION 7.04. SECTION 7.05. SECTION 7.06. SECTION 7.07. SECTION 7.08. SECTION 7.09. SECTION 7.10. SECTION 7.11.	Duties of Trustee Rights of Trustee Individual Rights of Trustee Trustee's Disclaimer Notice of Default Reports by Trustee to Holders Compensation and Indemnity Replacement of Trustee Successor Trustee by Merger, Etc. Eligibility; Disqualification Preferential Collection of Claims Against the Company	57 58 59 60 60 60 60 61 62 62 63

ARTICLE EIGHT - LEGAL DEFEASANCE AND COVENANT DEFEASANCE	63

SECTION 8.01. SECTION 8.02. SECTION 8.03. SECTION 8.04. SECTION 8.05. SECTION 8.06. SECTION 8.07.	Option to Effect Legal Defeasance or Covenant Defeasance Legal Defeasance and Discharge Covenant Defeasance Conditions to Legal or Covenant Defeasance Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions Repayment to the Company Reinstatement	63 63 64 64 66 66 67

ARTICLE NINE - AMENDMENTS, SUPPLEMENTS AND WAIVER	67

SECTION 9.01. SECTION 9.02. SECTION 9.03. SECTION 9.04. SECTION 9.05. SECTION 9.06.	Without Consent of Holders With Consent of Holders Compliance with TIA Revocation and Effect of Consents Notation on or Exchange of Senior Notes Trustee to Sign Amendments, Etc.	67 68 70 71 71 72

ARTICLE TEN - MEETINGS OF HOLDERS	72

SECTION 10.01. SECTION 10.02. SECTION 10.03. SECTION 10.04. SECTION 10.05. SECTION 10.06. SECTION 10.07.	Purposes for Which Meetings May Be Called Manner of Calling Meetings Call of Meetings by the Company or Holders Who May Attend and Vote at Meetings Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment Voting at the Meeting and Record to Be Kept Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting	72 72 73 73 73 74 75

ARTICLE ELEVEN - GUARANTEE OF SENIOR NOTES	75

SECTION 11.01. SECTION 11.02. SECTION 11.03. SECTION 11.04.	Subsidiary Guarantee Execution And Delivery Of Subsidiary Guarantee Subsidiary Guarantors May Consolidate, Etc., On Certain Terms Representations and Warranties on Subsidiary Guarantees	75 77 77 79

ARTICLE TWELVE - COLLATERAL AND SECURITY	80

SECTION 12.01. SECTION 12.02. SECTION 12.03. SECTION 12.04. SECTION 12.05. SECTION 12.06. SECTION 12.07.	Collateral Agreements Recording and Opinions Release of Collateral Certificates of the Company Certificates of the Trustee Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements Termination of Security Interest	80 81 82 83 83 83 83

ARTICLE THIRTEEN - MISCELLANEOUS	84

SECTION 13.01. SECTION 13.02. SECTION 13.03. SECTION 13.04. SECTION 13.05. SECTION 13.06. SECTION 13.07. SECTION 13.08. SECTION 13.09. SECTION 13.10. SECTION 13.11. SECTION 13.12. SECTION 13.13. SECTION 13.14.

TIA Controls
Notices
Communications by Holders with Other Holders
Certificate and Opinion as to Conditions Precedent
Statements Required in Certificate or Opinion
Rules by Trustee, Paying Agent, Registrar
Governing Law
No Adverse Interpretation of Other Agreements
No Recourse Against Others
Successors
Duplicate Originals
Severability
Table of Contents, Headings, Etc.
Legal Holidays

84 84 85 85 85 86 86 86 86 87 87 87 87 88 89

SIGNATURES

Exhibit A - Form of Senior Note (see exhibit 4.2)
Exhibit B - Form of Subsidiary Guarantee (see exhibit 4.2)
Exhibit C - Form of Pledge Agreement (Pledged Collateral: stock, etc.) (see exhibits 4.5, 4.6 & 4.7)
Exhibit D - Form of Pledge Agreement (Pledged Collateral: Owner Trust Certificates, etc.) (see exhibits 4.8 & 4.9)
Exhibit E - Form of Security Agreement (see exhibit 4.10)
Exhibit F - Form of Back-Up Servicing Agreement (see exhibit 4.11)
Exhibit G - Form of Administration Agreement (see exhibits 4.12 & 4.13)
Exhibit H - Form of Residual Collateral Trust Agreement (see exhibits 4.14 & 4.15)
Exhibit I - Form of Warrant Agreement (see exhibit 4.3)
Exhibit J - Form of Registration Rights Agreement (see exhibit 4.4)
Exhibit K - Form of Escrow Agreement (see exhibit 4.16)

89 A-1 B-1 C-1 D-1 E-1 F-1 G-1 H-1 I-1 J-1 K-1

Note:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

           INDENTURE dated as of December 21, 2000 among Delta Financial Corporation, a Delaware corporation (the "Company"), as issuer, each of Delta Funding Corporation, a New York corporation ("Delta Funding"), DF Special Holdings Corporation, a Delaware corporation ("DF Special Holdings"), Fidelity Mortgage Inc., a Delaware corporation, DFC Financial Corporation, a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, Delta Funding Residual Holding Trust 2000-1, Delta Funding Residual Holding Trust 2000-2 (collectively, the "Subsidiary Guarantors") and U.S. Bank Trust National Association, a national banking association incorporated under the laws of the United States, as trustee.

           The Company has duly authorized the creation of an issue of the Senior Notes (as defined) and the Subsidiary Guarantees (as defined), and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Senior Notes and certain of the Subsidiary Guarantees will be secured by a lien and security interest in the Collateral (as defined) maintained with the Collateral Agent (as defined) pursuant to the terms of the Collateral Agreements (as defined). The Senior Notes will be jointly and severally guaranteed, on an unconditional senior secured basis, by the Subsidiary Guarantors (as defined). All things necessary to make the Senior Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done.

           Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company’s 9½% Senior Secured Notes due 2004:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

           "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

           "ADJUSTED SENIOR INDEBTEDNESS" means Senior Indebtedness minus the sum of (i) Unencumbered Liquid Assets, (ii) 80% of the accounts receivable of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) and (iii) 80% of accrued interest receivable of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP).

           "ADJUSTED TANGIBLE NET WORTH" means Tangible Net Worth plus all Subordinated Indebtedness.

           "ADMINISTRATION AGREEMENTS" means those certain Administration Agreements, dated the date of this Indenture and substantially in the form of Exhibit G hereto, between the Residual Collateral Trusts, Delta Funding and the Trustee, as administrator, as such agreements may be amended, modified or supplemented from time to time.

           "ADMINISTRATOR" means the administrator under the Administration Agreements. As of the Issue Date, the Trustee and Delta Funding are the Administrators.

           "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, for purposes of Section 4.10, beneficial ownership of more than 10% of the voting securities of a Person shall be deemed to be control.

           "AFFILIATE TRANSACTION" shall have the meaning set forth in Section 4.10.

           "AGENT" means any Registrar, Paying Agent or co-Registrar.

           "ASSET-BACKED SECURITY" means a security that is primarily serviced by the cash flow of a discrete pool of Receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the securityholders.

           "ASSET SALE" means the sale, lease, conveyance or other disposition of any assets that have a Fair Market Value in excess of $1.0 million or for net proceeds in excess of $1.0 million.

           "BACK-UP SERVICING AGREEMENTS" or "BACK-UP SERVICING AGREEMENT" shall mean the agreements entered into or to be entered into by and between the Company or any Subsidiary Guarantor and the Back-Up Servicer substantially in the forms attached as Exhibit F hereto, as such agreements may be amended, modified or supplemented from time to time.

           "BACK-UP SERVICER" means the back-up servicer (initially, Countrywide Home Loans, Inc.) under the Back-Up Servicing Agreements or a nationally recognized servicer in substitution therefor under the Back-Up Servicing Agreements.

           "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

           "BENEFICIAL HOLDER" means the beneficial owner of a Senior Note.

           "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any authorized committee thereof.

           "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

           "BUSINESS DAY" means any day other than a Legal Holiday.

           "CANADIAN SUBSIDIARIES" means DFC Financial of Canada Limited, an Ontario, Canada corporation, and DFC Funding of Canada Limited, an Ontario, Canada corporation.

          "CAPITAL LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock (including, without limitation, common stock and preferred stock), (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH ESCROW ACCOUNT" means the cash escrow account established by an escrow agreement of even date herewith into which the Company shall deposit funds to pay accrued interest on the Senior Notes in accordance with Section 4.24.

          "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within nine months after the date of acquisition, and (vi) money market funds, the portfolios of which are limited to investments described in clauses (i) through (v) above.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and excluding sales, leases, transfers, conveyances or other dispositions pursuant to Securitizations, Warehouse Facilities or Residual Receivables financing arrangements otherwise permitted by this Indenture entered into in the ordinary course of business), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, (i) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Permitted Holder becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by general voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

          "CHANGE OF CONTROL OFFER" shall have the meaning provided in Section 4.15.

          "CHANGE OF CONTROL PAYMENT" shall have the meaning provided in Section 4.15.

          "CHANGE OF CONTROL PAYMENT DATE" shall have the meaning provided in Section 4.15.

          "COLLATERAL" shall mean inclusively, all rights, title and interest of the Company or any Subsidiary Guarantor in each of the respective Pledged Collateral or Collateral, as defined in any of the respective Pledge Agreements and the Security Agreement, respectively, and the Escrow Account and other collateral security as provided in and under the Escrow Agreement, now existing or hereafter acquired, and the proceeds thereof.

          "COLLATERAL AGENT" shall mean the each of the Agents under the respective Pledge Agreements, the Escrow Agent under the Escrow Agreement and the Agent under the Security Agreement, including in each case the Trustee when serving in any such capacity.

          "COLLATERAL AGREEMENTS" means, collectively the Pledge Agreements, the Security Agreements, the Escrow Agreement and any other document or instrument executed or delivered in connection with any of the foregoing, in each case, as the same may be in force from time to time.

          "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries excluding (A) Permitted Warehouse Debt, and (B) Hedging Obligations permitted to be incurred pursuant to Section 4.09(b)(vii) to (ii) the Consolidated Net Worth of the Company.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Original Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Directors constituting Continuing Directors who were members of such Board at the time of such nomination or election.

          "COVENANT DEFEASANCE" shall have the meaning provided in Section 8.03.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

          "CREDIT ENHANCEMENT AGREEMENTS" means, collectively, any documents, instruments or agreements entered into by the Company or, any of its Restricted Subsidiaries with any Person exclusively for the purpose of providing credit support for Asset-Backed Securities issued in connection with Securitizations.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DISQUALIFIED STOCK" means any Capital Stock that either (A) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise or, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock, in whole or in part, or (iii) is redeemable, in whole or in part, at the option of the Holder thereof at any time, in any such case, on or prior to the date that is 91 days after the date on which the Senior Notes mature, or (B) is designated by the Company (in a resolution of the Board of Directors delivered to the Trustee) as Disqualified Stock.

          "ELIGIBLE RECEIVABLES" means, at the time of determination, Receivables meeting the sale or loan eligibility criteria set forth in one or more of the Warehouse Facilities to which the Company or any of its Restricted Subsidiaries is a party at such time and is eligible for sale in a Securitization.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire such Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock).

          "ESCROW AGENT" means the Person designated as such in the Escrow Agreement. As of the Issue Date, the Trustee is the Escrow Agent.

          "ESCROW AGREEMENT" means that certain Escrow Agreement, dated the date of this Indenture and substantially in the form of Exhibit K hereto, between the Company and the Trustee, as such agreement may be amended, modified or supplemented from time to time.

          "EVENT OF DEFAULT" shall have the meaning provided in Section 6.01.

          "EXCESS SPREAD" means, over the life of a pool of Receivables that have been sold by the Company or a Restricted Subsidiary in a Securitization, the rights, other than servicing rights, retained by the Company or such Restricted Subsidiary at or subsequent to the closing of such Securitization or sale with respect to such pool, to receive cash flows attributable to such pool.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. Notwithstanding the foregoing, the term "Guarantee" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

          "GUARANTED OBLIGATIONS" shall mean all of the following obligations, whether now existing or hereafter incurred: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Senior Notes when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and under this Indenture (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor); (ii) the due performance and observance by the Company and of each Subsidiary Guarantor of all if its other obligations from time to time existing in respect of this Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements; and (iii) all fees, costs, charges and expenses paid or incurred by the Trustee or any Holder or Beneficial Holder in connection with the creation, protection and preservation or enforcement of its or their rights under any of this Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements, on a full indemnity basis.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the Net obligations of such Person under (i) interest rate or currency swap agreements, cap agreements, collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in value of assets owned, financed or sold, or of liabilities incurred or assumed, or of pre-funding arrangements, in any case in the ordinary course of business of such Person and not for speculative purposes.

          "HOLDER" means a person in whose name a Senior Note is registered.

          "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the unpaid deferred balance of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (iii) without duplication, all Warehouse Debt, (iv) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock and, in the case of any Subsidiary Guarantor, preferred stock (but excluding in each case any accrued dividends thereon), and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person to the extent of any Guarantee of such indebtedness provided by such Person. Except in the case of Warehouse Debt (the amount of which shall be determined in accordance with the definition thereof) and except in the case of Hedging Obligations (the amount of which shall be determined on a net basis after rights of set-off and related positions), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Senior Notes on February 1 and August 1 of each year.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company (other than Disqualified Stock) shall not be deemed to be an Investment.

          "ISSUE DATE" means the date of first issuance of the Senior Notes under this Indenture.

          "LEGAL DEFEASANCE" shall have the meaning provided in Section 8.02.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "MATURITY DATE" means August 1, 2004.

          "MILLER STOCKHOLDERS" means (i) any of Hugh Miller, Lee Miller, Marc E. Miller and Sidney Miller; (ii) any spouse or lineal descendent of any Person named in clause (i); and (iii) any trust of which the beneficial interests in such are held by any of the Persons named in clauses (i) and (ii).

          "MINIMUM RESIDUAL AMOUNT" shall have the meaning provided in Section 4.17.

          "MINIMUM SENIOR RESIDUAL AMOUNT" shall have the meaning provided in Section 4.17.

          "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "NET PROCEEDS" means the aggregate Cash Equivalent proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any Cash Equivalent received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect to the sale price of such asset or assets established in accordance with GAAP.

          "NET WORTH" as of any date of determination, means the net worth of the Company, the Subsidiary Guarantors and their Subsidiaries on a consolidated basis as determined in accordance with GAAP.

          "NIMS" shall have the meaning provided in Section 4.17.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "OBLIGATIONS" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

          "OFFICERS" CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "ORIGINAL INDENTURE" has the meaning set forth in Section 11.04.

          "ORIGINAL ISSUE DATE" means July 23, 1997.

          "ORIGINAL NOTES" has the meaning set forth in Section 11.04.

          "OWNER TRUSTEE" means the Owner Trustees under the Residual Collateral Trust Agreements. As of the Issue Date, Wilmington Trust Company is the Owner Trustee.

          "PAYING AGENT" means the office or agency maintained by the Company where Senior Notes may be presented or surrendered for payment, except that, for the purposes of Articles Three and Eight of this Indenture relating to redemption of the Senior Notes and satisfaction and discharge of this Indenture, respectively, and Section 4.15 hereof, the Paying Agent shall not be the Company, any Subsidiary or Affiliate (including, without limitation, any Miller Stockholder).

          "PERMITTED BUSINESSES" means any consumer or commercial finance business or any financial service business.

          "PERMITTED HOLDER" means any of Messrs. Sidney A. Miller, Hugh Miller, Marc E. Miller and Lee Miller, any spouse or lineal descendant thereof or any trust all of the beneficiaries of which are any of the foregoing.

        "PERMITTED INVESTMENTS" means (a) any Investment in (x) the Company or in a Restricted Subsidiary that is a Subsidiary Guarantor (other than the Canadian Subsidiaries) and (y) any Investment in the Canadian Subsidiaries that is a cash capital contribution that does not exceed $3,000,000 in the aggregate since the Issue Date; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary in a Person if, as a result of such Investment, (i) such Person becomes (x) a Wholly-Owned Restricted Subsidiary and (y) a Subsidiary Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary that is a Subsidiary Guarantor and that is engaged in a Permitted Business; (d) any Investment in Receivables, Residual Receivables or Servicing Receivables (without giving effect to the proviso contained in the definition thereof) or in the Capital Stock of an entity substantially all of the assets of which are Residual Receivables or Servicing Receivables made in the ordinary course of business, provided that after giving effect to such Investment, the Company remains in compliance with Section 4.17; (e) any investment in a Securitization Trust established by the Company or any Subsidiary thereof made in the ordinary course of business; and (f) other Investments in any Person (other than an Affiliate of the Company that is not also a Restricted Subsidiary (other than the Canadian Subsidiaries) of the Company) not exceeding $10.0 million in the aggregate since the Original Issue Date (x) that are made with the proceeds of Subordinated Indebtedness and/or (y) that are made with (A) the proceeds of Subordinated Indebtedness and/or (B) cash not exceeding $3,000,000 in the aggregate.

          "PERMITTED LIENS" means (i) Liens on Receivables or other assets securing Warehouse Debt or Hedging Obligations (or Guarantees of Warehouse Debt or Hedging Obligations); (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other Obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(i) hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the Original Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens (including, without limitation, Liens on Residual Receivables) in favor of a monoline insurance company or other provider of credit enhancement pursuant to a Credit Enhancement Agreement; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens imposed by law, including but not limited to carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or, other Liens arising out of judgments or awards against the Company or any of its Restricted Subsidiaries with respect to which the Company or such Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review; (xii) survey exceptions, easements and other restrictions on the use of property; (xiii) Liens securing Indebtedness the proceeds of which were utilized by the Company or a Restricted Subsidiary solely to fund or reimburse any advances to Securitization Trusts permitted by clause (v) of the second paragraph of Section 4.07 hereof, provided that such Liens encumber no assets other than the contractual right of the Company or such Restricted Subsidiary, as the case may be, to be reimbursed in respect of any such advances; (xiv) Liens on assets of Unrestricted Subsidiaries of the Company that secure Non-Recourse Debt of Unrestricted Subsidiaries of the Company; (xv) Liens to secure any Refinancing (or successive Refinancings), in whole or in part, of any Indebtedness (or commitment for Indebtedness) existing on the Original Issue Date, provided, however, that (A) any such new Lien shall be a Lien on the same asset class or interest securing the original Lien and (B) the Indebtedness secured by such Lien is not, solely by virtue of the Refinancing (unless otherwise permitted by this Indenture), increased to an amount greater than the greater of (1) the outstanding principal amount of the Indebtedness existing on the Original Issue Date secured by such Lien, or (2) if such Lien secures Indebtedness under a line of credit, the commitment amount of such line of credit existing on the Original Issue Date; (xvi) Liens on (A) Servicing Receivables, (B) Residual Receivables not utilized in the determination of the Minimum Residual Amount and/or (C) the Capital Stock of Restricted Subsidiaries of the Company (other than the Residual Collateral Trusts) substantially all of the assets of which are Residual Receivables and/or Servicing Receivables; (xvii) any Liens arising under this Indenture or the Collateral Agreements; (xviii) with respect to the Collateral, Liens with respect to which the Holders of a majority of the principal amount of the Senior Notes have consented. Any determination of Senior Residual Receivables shall be based on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, after giving pro forma effect to the Lien for which such determination is being made and to any other sale of or Lien on or reduction of Residual Receivable since the date of such balance sheet. Notwithstanding anything herein to the contrary, Permitted Liens shall not include Liens on Collateral and any Capital Stock of the Canadian Subsidiaries not constituting Collateral, other than the Liens created by the Collateral Agreements.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness incurred pursuant to Sections 4.09(b)(ii), (iii), (vii), (ix), (x), (xi) and (xii)); provided that: (i) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or mandatory redemption amount, plus accrued interest or dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of contractual prepayment charges and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity or final redemption date later than the final maturity or final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of the Senior Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred or such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERMITTED WAREHOUSE DEBT" means Warehouse Debt of the Company or a Restricted Subsidiary outstanding under one or more Warehouse Facilities (excluding any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith); provided, however, that (i) the assets purchased with proceeds of such Warehouse Debt are or, prior to any funding under the Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii) such Warehouse Debt will be deemed Permitted Warehouse Debt (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Debt has no contractual recourse to the Company or any of its Restricted Subsidiaries to satisfy claims in respect of such Warehouse Debt in excess of the realizable value of the Eligible Receivables financed thereby, and (b) in the case of any other Warehouse Facility, at the time such Warehouse Debt is incurred, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Eligible Receivables financed under such Warehouse Facility, and (B) 100% of the aggregate principal amount of such Eligible Receivables and (iii) any such Indebtedness incurred under such Warehouse Facility has not been outstanding in excess of 364 days.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PLEDGE AGREEMENT" means any of those certain Pledge Agreements dated as of the date of this Indenture and substantially in the form attached as Exhibits C and D hereto, as such agreements may be amended, modified or supplemented from time to time.

          "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security.

          "PURCHASE FACILITY" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution, commercial paper facility or conduit and retains a right of first refusal or other repurchase arrangement upon the subsequent resale of such Receivables by such financial institution, commercial paper facility or conduit.

          "RECEIVABLES" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

          "REDEMPTION DATE," when used with respect to any Senior Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Senior Notes.

          "REDEMPTION PRICE," when used with respect to any Senior Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Senior Notes.

          "REFINANCE" means, in respect of any Indebtedness, to extend, refinance, renew, replace, defease, refund, repay, prepay, redeem, or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

           "REGISTRAR" shall have the meaning provided in Section 2.03.

          "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated the date of this Indenture and substantially in the form of Exhibit J hereto, between the Company and Chase Mellon Shareholder Services, L.L.C., as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

          "RELATED AGREEMENTS" means Warrant Agreement, Registration Rights Agreement, the Residual Collateral Trust Agreements, Administration Agreements and the Back-up Servicing Agreements.

          "REMAINING EARNINGS" has the meaning set forth in the Escrow Agreement.

          "RESIDUAL COLLATERAL TRUST AGREEMENTS" means those certain Deposit Trust Agreements, dated as of the date of this Indenture and substantially in the form of Exhibit H hereto, as such agreements may be amended, modified or supplemented from time to time.

          "RESIDUAL COLLATERAL TRUSTS" means Delta Funding Residual Holding Trust 2000-1 ("Trust 2000-1") and Delta Funding Residual Holding Trust 2000-2 ("Trust 2000-2") formed by DF Special Holdings and Delta Funding, respectively, to hold Residual Receivables in accordance with Sections 4.17 and 4.27. The Residual Collateral Trusts shall be deemed Restricted Subsidiaries and Trust 2000-1 and Trust 2000-2 will be wholly-owned subsidiaries of DF Special Holdings and Delta Funding, respectively.

          "RESIDUAL RECEIVABLES" of the Company means at any time, the capitalized asset value of Excess Spread of the Company and its Restricted Subsidiaries (including, without limitation, subordinated, interest-only and residual certificates of a Securitization Trust), with respect to any Receivable pool of any Securitization Trust, calculated in accordance with GAAP.

          "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED PAYMENTS" shall have the meaning provided in Section 4.07.

          "RESTRICTED SUBSIDIARY" means any Subsidiary other than an Unrestricted Subsidiary. As of the date hereof, the Restricted Subsidiaries are Delta Funding Corporation, DF Special Holdings Corporation, Fidelity Mortgage Inc., DFC Financial Corporation, DFC Financial of Canada Limited, DFC Funding of Canada Limited, Continental Property Management Corp. and the Residual Collateral Trusts.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "SECURITIZATION" means either (i) a NIMS or (ii) a public or private transfer of Receivables or Servicing Receivables in the ordinary course of business and by which the Company or a Restricted Subsidiary directly or indirectly securitizes a pool of specialized Receivables or Servicing Receivables, including any such transaction involving the sale of specialized Receivables or Servicing Receivables to a Securitization Trust.

          "SECURITIZATION TRUST" means any Person that is not a Restricted Subsidiary established exclusively for the purpose of (x) issuing securities in connection with any Securitization, the obligations of which are either (i) without recourse to the Company or any of its Subsidiaries (other than obligations constituting Indebtedness incurred in accordance with Section 4.9(a) hereof) or (ii) treated as a sale in accordance with GAAP or (y) a special purpose vehicle formed to facilitate a Securitization. Without limiting the foregoing, the Residual Collateral Trusts are not Securitization Trusts.

          "SECURITY AGREEMENTS" means any of those certain Security Agreements dated as of the date of this Indenture and substantially in the form attached as Exhibit E hereto, as such agreements may be amended, modified or supplemented from time to time.

          "SENIOR INDEBTEDNESS" means all Indebtedness of any Person that is not subordinated in right of payment to any other Indebtedness or other obligations of such Person, excluding Permitted Warehouse Debt and Hedging Obligations permitted to be incurred under this Indenture and, in the case of Indebtedness secured by Senior Residual Receivables, the lesser of (x) the amount of such Indebtedness and (y) the amount of the Senior Residual Receivables securing such Indebtedness.

          "SENIOR NOTES" means the Company’s 9½% Senior Secured Notes due August 1, 2004, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "SENIOR RESIDUAL RECEIVABLES" means Residual Receivables which have not been created as the result of or in connection with the sale, securitization or other disposition of other Residual Receivables.

          "SERVICING RECEIVABLES" means all rights arising by virtue of being the servicer of Receivables including without limitation, the right to receive servicing fees, ancillary income, reinvestment income, prepayment premiums, reimbursements for advances, or any interest in such rights, whether or not such rights or interests are certificated; provided, however, that Servicing Receivables excludes the right to be or to replace the servicer except for the servicer in connection with the Securitization, whole loan sale, or pledge of Receivables under Warehouse Lines.

          "SIGNIFICANT SUBSIDIARY" means any subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

          "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company, the Subsidiary Guarantors and their Subsidiaries on a consolidated basis in accordance with GAAP, the payment of which is subordinated to payment of Obligations to the Holders and which has a maturity date later than the Maturity Date.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "SUBSIDIARY GUARANTEE" means the Guarantee prescribed in Article 11 of (i) the Subsidiary Guarantors and (ii) any other Person that executes such Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

          "SUBSIDIARY GUARANTOR" means any Subsidiary of the Company that is required to execute a Subsidiary Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns. As of the date hereof, the Subsidiary Guarantors are Delta Funding Corporation, DF Special Holdings Corporation, Fidelity Mortgage Inc., DFC Financial of Canada Limited, DFC Funding of Canada Limited, Continental Property Management Corp. and the Residual Collateral Trusts.

          "TANGIBLE NET WORTH" means Net Worth, less the sum of the following (without duplication): (a) any other assets of the Company, the Subsidiary Guarantors and their consolidated Subsidiaries which would be treated as intangibles under GAAP including, without limitation, any write-up of assets (other than adjustments to market value to the extent required under GAAP with respect to excess servicing, residual interests in offerings of Asset-Backed Securities and Asset-Backed Securities which are interest-only securities), good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to officers of the Company or of any of their consolidated Subsidiaries other than Mortgage Loans made to such Persons in the ordinary course of business.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture.

          "TOTAL ADJUSTED LIABILITIES" means total liabilities minus deferred taxes of the Company, the Subsidiary Guarantors and their Subsidiaries, all as determined on a consolidated basis, in accordance with GAAP.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "2000-1 TRUST AGREEMENT" means the Residual Collateral Trust Agreement relating to the Delta Funding Residual Holding Trust 2000-1 (the "2000-1 Trust").

          "2000-2 TRUST AGREEMENT" means the Residual Collateral Trust Agreement relating to the Delta Funding Residual Holding Trust 2000-2 (the "2000-2 Trust").

          "UNENCUMBERED LIQUID ASSETS" means the aggregate of (x) cash owned by the Company and its Subsidiaries on a consolidated basis not subject to pledge or lien in favor of any third party, (y) the cash in the Cash Escrow Account and (z) the Fair Market Value of all mortgage loans owned by the Company or any of its Subsidiaries not subject to a pledge or lien in favor of any third party.

          "UNRESTRICTED SUBSIDIARY" means either (i) a Securitization Trust or (ii) any Subsidiary that is not, under the definition of "Subsidiary Guarantor", listed as a Subsidiary Guarantor as of the date hereof and is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary that those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (other than obligations constituting Indebtedness incurred in accordance with Section 4.09 hereof) (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant in Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted under Section 4.09 hereof (ii) such Subsidiary becomes a Subsidiary Guarantor, and (iii) no Default or Event of Default would exist following such designation.

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

          "WAREHOUSE DEBT" means Indebtedness of the Company or a Restricted Subsidiary equal to the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Eligible Receivables financed under such Warehouse Facility, until such time as such Eligible Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company, including any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith.

          "WARRANT AGENT" means the Person designated as such in the Warrant Agreement and the Registration Rights Agreement, respectively. As of the Issue Date, the Warrant Agent is Mellon Investor Services LLC.

          "WARRANT AGREEMENT" means that certain Warrant Agreement, dated the date of this Indenture and substantially in the form attached as Exhibit I hereto, between the Company and Mellon Investor Services LLC, as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

          "WAREHOUSE FACILITY" means any funding arrangement, including Purchase Facilities, with a financial institution or other lender or purchaser or any conduit or special purpose vehicle used in connection with such funding arrangement, to the extent (and only to the extent) that the Company or any of its Restricted Subsidiaries incurs Warehouse Debt thereunder exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary prior to securitization, as such arrangements may be amended, modified, waived or supplemented from time to time.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity (or final redemption, in the case of Disqualified Stock), in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness or mandatory redemption amount of Disqualified Stock.

          "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02. Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Senior Notes.

          "obligor" on the indenture securities means the Company, any Subsidiary Guarantor, or any other obligor on the Senior Notes or the Subsidiary Guarantees.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

          Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	"or" is not exclusive;

(4)	words in the singular include the plural, and words in the plural include the singular;

(5)	provisions apply to successive events and transactions;

(6)	"herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(7)	"including" is not intended to be a limiting term.

ARTICLE TWO

THE SENIOR NOTES

SECTION 2.01. Form and Dating.

          The Senior Notes, the notations thereon relating to the Subsidiary Guarantees and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Senior Notes and any notation, legend or endorsement on them. Each Senior Note shall be dated the date of its authentication.

          The terms and provisions contained in the Senior Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          However, to the extent any provision of any Senior Note or Subsidiary Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02. Execution and Authentication.

          Two Officers, or an Officer and a Secretary or an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or a Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Senior Notes for the Company by manual or facsimile signature. Each Subsidiary Guarantor shall execute a Subsidiary Guarantee in the manner set forth in Section 11.02.

          If an Officer whose signature is on a Senior Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Senior Note, the Senior Note shall be valid nevertheless.

          A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Note. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

          The Trustee shall authenticate Senior Notes for original issue in the aggregate principal amount of up to $150,000,000 upon a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of Senior Notes to be authenticated and the date on which the Senior Notes are to be authenticated. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $150,000,000, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate Senior Notes in substitution of Senior Notes originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Senior Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Senior Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

          The Company shall maintain an office or agency in New York, New York where (a) Senior Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Senior Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Section 4.15, neither the Company nor any of its Subsidiaries or Affiliates (including, without limitation, any Miller Stockholder) shall act as Paying Agent. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. "Trustee" To Include Paying Agent.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 2 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 2 in place of the Trustee.

SECTION 2.05. Paying Agent to Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Senior Notes (whether such assets have been distributed to it by the Company or any other obligor on the Senior Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Senior Notes) in making any such payment. If the Company or its Subsidiary or Affiliate acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company (or other obligor or guarantor on the Senior Notes) to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.06. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07. Transfer and Exchange.

          When Senior Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Senior Notes or to exchange such Senior Notes for an equal principal amount of Senior Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Senior Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Senior Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.03, 3.06 or 9.05 which shall be paid by the Company). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Senior Note (i) during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 and ending at the close of business on such day of selection and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Senior Note being redeemed in part.

SECTION 2.08. Replacement Senior Notes.

          If a mutilated Senior Note is surrendered to the Trustee or if the Holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee’s requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Senior Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Senior Note, including reasonable fees and expenses of counsel.

          Every replacement Senior Note is an additional obligation of the Company and is guaranteed by each Subsidiary Guarantor in the same manner as other Senior Notes duly issued hereunder.

SECTION 2.09. Outstanding Senior Notes.

          Senior Notes outstanding at any time are all the Senior Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Senior Note does not cease to be outstanding because the Company, the Subsidiary Guarantors or any of their respective Affiliates holds the Senior Note.

          If a Senior Note is replaced pursuant to Section 2.07 (other than a mutilated Senior Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser. A mutilated Senior Note ceases to be outstanding upon surrender of such Senior Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or its Subsidiary or Affiliate) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Senior Notes payable on that date, then on and after that date such Senior Notes (to the extent of the principal amount redeemed, in the case of a partial redemption) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Senior Notes.

          In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company, the Subsidiary Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

          The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it, the Subsidiary Guarantors or any of their respective Affiliates repurchases or otherwise acquires Senior Notes, of the aggregate principal amount of such Senior Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

SECTION 2.11. Temporary Senior Notes.

          Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes, without charge to the Holder. Until so exchanged, the temporary Senior Notes shall be entitled to the same benefits under this Indenture as definitive Senior Notes.

SECTION 2.12. Cancellation.

          The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or its Subsidiary or Affiliate), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Senior Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary practice. Subject to Section 2.07, the Company may not issue new Senior Notes to replace Senior Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any of its Subsidiaries shall acquire any of the Senior Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.13. Defaulted Interest.

          If the Company defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14. CUSIP Number.

          The Company in issuing the Senior Notes shall use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company will promptly notify the Trustee of any change in the "CUSIP" number.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Notices to Trustee.

          If the Company elects to redeem Senior Notes pursuant to Section 3.07 hereof, it shall notify the Trustee of the Redemption Date and the principal amount of Senior Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 30 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          The Company shall give each notice provided for in this Section 3.01, at its expense, at least 30 days before the applicable Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers’ Certificate and an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Senior Notes.

SECTION 3.02. Selection of Senior Notes to Be Redeemed.

          If fewer than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes to be redeemed by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with applicable legal and other requirements, if any.

          The Trustee shall make the selection from the Senior Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Senior Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.03. Notice of Redemption.

          At least 30 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Senior Notes are to be redeemed at its registered address. At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. Each notice for redemption shall identify the Senior Notes to be redeemed and shall state:

(1)	the Redemption Date;

(2)	the Redemption Price;

(3)	the name and address of the Paying Agent;

(4)	that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any;

(5)

that, unless the Company defaults in making the redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Senior Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Senior Notes redeemed;

(6)

if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date, and upon surrender of such Senior Note, a new Senior Note or Senior Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7)

if fewer than all the Senior Notes are to be redeemed, the identification of the particular Senior Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Senior Notes to be redeemed and the aggregate principal amount of Senior Notes to be outstanding after such partial redemption;

(8)	the paragraph of the Senior Notes pursuant to which the Senior Notes are to be redeemed;

(9)	that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(10)	the CUSIP number of the Note.

SECTION 3.04. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Senior Notes called for redemption shall be paid at the Redemption Price.

SECTION 3.05. Deposit of Redemption Price.

          On or before 10:00 A.M. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Senior Notes to be redeemed on that date (other than Senior Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as Obligations to the Trustee pursuant to Article Seven.

        If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price and accrued interest, if any, interest on the Senior Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Senior Notes are presented for payment.

SECTION 3.06. Senior Notes Redeemed in Part.

        Upon surrender of a Senior Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Senior Note or Senior Notes equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07. Optional Redemption.

          After August 1, 2001, the Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period commencing on August 1 of the year set forth below, plus, in each case, accrued interest thereon to the Redemption Date:

          YEAR                                               PERCENTAGE
          2001......................................          104.750%
          2002......................................          102.375%
          2003 and thereafter.......................          100.000%

SECTION 3.08.  Mandatory Redemption.

          The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment Of Senior Notes.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. New York City Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interests (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. Maintenance Of Office Or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-Registrar) where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. Reports.

          Whether or not required by the rules and regulations of the SEC, so long as any of the Senior Notes are outstanding, the Company will furnish to the Holders of the Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management’s Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and the consolidated Subsidiaries of the Company (showing in reasonable detail, either on the face of the financial statements or in the notes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, if applicable, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Delivery of quarterly information shall be made within 45 days of the end of each quarter. Delivery of annual information shall be made within 90 days of the end of each fiscal year.

          With respect to the delivery of the annual information only and within 90 days of the end of each fiscal year, the Company shall cause KPMG LLP (or such other firm of internationally recognized accountants as is then retained by the Company as its independent auditors) to issue an agreed-upon procedures report comparing the methodology and assumptions utilized by the Company and its Subsidiaries in determining the book value of the Residual Receivables owned by the Company or any of its Subsidiaries to the requirements of Section 4.17 of this Indenture and to historical and available industry data during the audit period.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04. Compliance Certificate.

           (a)  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (which ends on December 31 of each year), commencing December 31, 2000, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each of its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

           (b)  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, and so long as the Company’s independent public accountants agree, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

           (c)  The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five days after any Officer of the Company becoming aware of any Default or Event of Default an Officers’ Certificate specifying such Default or Event of Default what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not reasonably expected to be adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.06. Stay, Extension And Usury Laws.

          The Company and each of the Subsidiary Guarantors covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted. The Company and each of the Subsidiary Guarantors hereby agree that this Indenture contains the terms and provisions of a workout agreement. The Company and each of the Subsidiary Guarantors also agrees that the Collateral, consisting primarily of the pledge to the Collateral Agent of the ownership interest in the Residual Collateral Trusts, the principal assets of which are Residual Receivables, will rapidly and materially diminish in value in the event of a bankruptcy filing unless servicing of such Residual Receivables previously has been or is implemented immediately by the Back-Up Servicer under the Back-Up Servicing Agreements. As a material incentive for the Holders and Beneficial Holders, the Company and each of the Subsidiary Guarantors hereby agree that they consent to and will not contest or seek to delay the grant of relief (including the request for immediate relief on an emergency basis) requested in any motion for relief from stay, filed by the Holders, the Beneficial Holders, the Collateral Agent or the Trustee, in a bankruptcy case (whether under Chapters 7 or 11 of the Bankruptcy Code and whether a voluntary or involuntary case) of any of The Company or the Subsidiary Guarantors, seeking relief from the automatic stays under Section 362(a) of the Bankruptcy Code to the extent necessary to foreclose upon and sell the ownership interest in the Residual Collateral Trusts or either of them or to put in place a new servicer, whether under the Back-Up Servicing Agreements or otherwise, and for any related relief, or any similar request for relief in any other insolvency proceeding. The Holders, the Beneficial Holders, the Collateral Agent and the Trustee shall have the right to specific performance of this provision from the bankruptcy court or other court supervising such an insolvency proceeding.

SECTION 4.07. Restricted Payments.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or other payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company; (iii) make any principal payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes or any Subsidiary Guarantee (other than intercompany Indebtedness payable to the Company or a Restricted Subsidiary by any Restricted Subsidiary), except at its stated maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

           (a)  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b)   the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.09(a) hereof; and

           (c)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date is less than the sum of (i) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness represented by securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or other Indebtedness represented by securities that have been converted into Disqualified Stock); plus (ii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash the cash return of capital with respect to such Restricted Investment (less the sum of (x) the cost of disposition, if any, plus (y), if a portion of such Restricted Investment included a Permitted Investment, the amount of such Permitted Investment).

          Notwithstanding the foregoing, the Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests that are issued and outstanding as of the Issue Date (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than dividends or other payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company that are issued and outstanding as of the Issue Date (other than any such Equity Interests owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company issued and outstanding as of the date of this Indenture; and (iii) take any of the actions specified in clauses (i) or (ii) of this paragraph with respect to Equity Interests issued after the Issue Date and owned by the Miller Stockholders unless the issuance and terms of such Equity Interests and such action have been approved by a majority of the independent members of the Board of Directors, whose resolution shall be delivered to the Trustee.

          The provisions of this Section 4.07 shall not prohibit the following Restricted Payments:

     (i)   the payment of any dividend not prohibited by the immediately preceding paragraph, within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture (including this Section 4.07);

     (ii)  the payment of principal on, or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, that the amount of any such net cash proceeds from any such sale of Equity Interests that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

     (iii)  advances to a Securitization Trust required to be made by the Company or any Restricted Subsidiary (in its capacity as the holder of the residual interest in such trust) if such advances rank senior in right of payment to all other interests in, and Indebtedness of, such trust; and

     (iv)   the making and consummation of any offer to repurchase any Indebtedness upon the occurrence of a change of control under and as defined in the documents governing such Indebtedness; provided, that in connection with Indebtedness incurred after the Original Issue Date, the definition of "change of control" is the same in all material respects as the definition of "Change of Control" set forth in this Indenture and payments pursuant thereto are not required to be made prior to the date on which the Change of Control Payment is required to be made under this Indenture and, with respect to any Indebtedness subordinated in right of payment to the Senior Notes, no sooner than 30 days after the date such Change of Control Offer is required to be made.

          The Board of Directors may designate any Restricted Subsidiary not in existence on the Issue Date to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments other than cash shall be the Fair Market Value (evidenced by an Officers’ Certificate on the date of the Restricted Payment) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment in excess of $1.0 million shall be determined by the Board of Directors in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value exceeds $10.0 million. In addition, in the case of any non-cash Restricted Payment which will be received in whole or in part by the Miller Stockholders, the Board Resolution determining the Fair Market Value thereof shall require the approval of a majority of the independent members of the Board of Directors, whose Resolution shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

SECTION 4.08. Dividend And Other Payment Restrictions Affecting Subsidiaries.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) agreements relating to Indebtedness as in effect as of the Original Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions (including additional Warehouse Facilities), replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements relating to Indebtedness as in effect on the Original Issue Date, (b) applicable law, (c) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the property or assets of the Person, so acquired, provided that such Person is not taken into account in determining on a pro forma basis whether such acquisition subject to such Acquired Debt was permitted by the terms of this Indenture, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, and (g) this Indenture, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements.

SECTION 4.09. Incurrence Of Indebtedness And Issuance Of Preferred Stock.

          (a)   The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue Disqualified Stock, the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock except for preferred stock issued to and held by the Company or any Wholly-Owned Restricted Subsidiary of the Company and each Residual Collateral Trust shall not, and the Company shall not permit any Residual Collateral Trust to issue any shares of preferred stock; provided, however, that the Company or any Subsidiary Guarantor (other than the Residual Collateral Trusts) may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary Guarantor (other than the Residual Collateral Trusts) may issue preferred stock if, on the date of such incurrence or issuance and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

           (b)  The foregoing provisions will not apply to:

        (i)   the incurrence by the Company or any Restricted Subsidiary (other than the Residual Collateral Trusts) of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date;

        (ii)   the existence of Warehouse Facilities, regardless of amount, and the incurrence of Permitted Warehouse Debt by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts); provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary of the Company ceases to constitute Permitted Warehouse Debt, to such extent such Indebtedness shall be deemed to be incurred by the Company or such Restricted Subsidiary of the Company, as the case may be, at such time;

        (iii)   the incurrence by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts) of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries; provided, however, that any Indebtedness of the Company to any Restricted Subsidiary is permitted by Section 4.07 hereof;

(iv) the incurrence by the Company of Indebtedness represented by the Senior Notes and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees;

(v) Indebtedness of the Company and its Restricted Subsidiaries (other than the Residual Collateral Trusts) outstanding on the Original Issue Date;

        (vi)   the incurrence by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts) of Permitted Refinancing Indebtedness with respect to Indebtedness that was permitted by this Indenture to be incurred or that was outstanding at the Original Issue Date;

        (vii)   the incurrence by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts) of Hedging Obligations directly related to (w) Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted by this Indenture to be incurred, (x) Receivables held by the Company or a Restricted Subsidiary pending sale in a Securitization, (y) Receivables of the Company or a Restricted Subsidiary that have been sold pursuant to a Warehouse Facility; or (z) Receivables that the Company or a Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral; provided, however, that, in the case of each of the foregoing clauses (w) through (z), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Original Issue Date;

        (viii)   the incurrence of Acquired Debt by the Company or any Subsidiary Guarantor (other than the Residual Collateral Trusts) in a principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date that is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than the Subsidiary Guarantor acquired subject to such Acquired Debt), and is not guaranteed by any such Person;

        (ix)   the Guarantee by the Company or any of the Subsidiary Guarantors (other than the Residual Collateral Trusts) of the Indebtedness of the Company or another Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 4.09;

        (x)   the incurrence by the Company and the Subsidiary Guarantors of Indebtedness (other than the Residual Collateral Trusts) secured by (A) Servicing Receivables (other than those on deposit in the Residual Collateral Trusts), (B) Residual Receivables (other than those on deposit in the Residual Collateral Trusts) or (C) the Capital Stock of Subsidiaries (other than the Residual Collateral Trusts or the other Subsidiary Guarantors) substantially all of the assets of which are Residual Receivables and/or Servicing Receivables;

        (xi)   the incurrence by the Company and the Subsidiary Guarantors (other than the Residual Collateral Trusts) of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

        (xii)   (A) the incurrence by an Unrestricted Subsidiary of the Company of Non-Recourse Debt (including, without limitation, Non-Recourse Debt that would constitute Permitted Warehouse Debt if incurred by a Restricted Subsidiary of the Company); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary and (B) the issuance by an Unrestricted Subsidiary of the Company of preferred stock; and

(xiii) the Guaranteed Obligations and the Collateral securing the same.

          (c)   The Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated to the Senior Notes, or the Subsidiary Guarantee of such Subsidiary Guarantor (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or of limited recourse.

          (d)   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xii) of Section 4.09(b) above or is entitled to be incurred pursuant to Section 4.09(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner than complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.09(a).

SECTION 4.10.  Transactions With Affiliates.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing an "Affiliate Transaction"); provided that Affiliate Transactions shall not include (A) any employment agreement, stock option, employee benefit, indemnification, compensation (including the payment of reasonable fees to Directors of the Company or its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries), business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and consistent with past practice, or if not consistent with past practice, approved by a majority of the independent members of the Board of Directors whose resolution shall be delivered to the Trustee, (B) transactions between or among the Company and/or its Restricted Subsidiaries (other than the Canadian Subsidiaries) not otherwise prohibited by this Indenture, (C) transactions constituting a Permitted Investment in the Canadian Subsidiaries permitted by clause (a) of the definition of Permitted Investments and transactions between the Canadian Subsidiaries not otherwise prohibited by this Indenture, (D) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries or for advance payment of employee benefits (including, without limitation, prefunding of any severance obligations), but in any event not to exceed $500,000 in aggregate principal amount outstanding to all such persons at any one time, (E) Restricted Payments other than Restricted Investments that are permitted by Section 4.07 hereof, (F) Securitizations and (G) sales, transfers and other dispositions of Residual Receivables and Servicing Receivables, provided that after the consummation thereof, the Company is in compliance with Section 4.17.

SECTION 4.11. Liens.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.12. Business Activities.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

SECTION 4.13. Payments For Consent.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any of the Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Senior Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.14. Corporate Existence.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.15. Offer To Repurchase Upon Change Of Control.

        (a)   Upon the occurrence of a Change of Control, each Holder of the Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Senior Notes on the date specified in such notice, which date shall be no earlier than the earliest date permitted under Rule 14e-1 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

          (b)   On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all the Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of the Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c)   The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer and purchases all the Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16. Additional Subsidiary Guarantees.

          If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then the Company shall cause such newly acquired or created Subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, except this Section 4.16 shall not apply to any Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture and are prohibited by contract or by their organizational documents from executing a Subsidiary Guaranty for so long as they continue to constitute Unrestricted Subsidiaries and remain subject to such prohibitions. In addition, the Company or its Subsidiary, as applicable, shall enter into a Pledge Agreement with respect to all of the equity interests of any such newly formed or acquired Subsidiary which is required to execute a Subsidiary Guarantee in accordance with this Section. Without limiting the foregoing, Securitization Trusts shall not be obligated to enter into a Subsidiary Guaranty.

SECTION 4.17. Residual Receivable Coverage Ratio.

          The aggregate book value of Residual Receivables free and clear of all Liens and cash constituting the combined trust estates of the Residual Collateral Trusts shall not be less than the minimum amounts set forth below (the "Minimum Residual Amount") during the time periods specified below. The Minimum Residual Amount shall be:

Time Period                                            Minimum Residual Amount
-----------                                            -----------------------

From the Issue Date to September 29, 2001              $165,000,000

From September 30, 2001 to September 29, 2002          $170,000,000

From September 30, 2002 to September 29, 2003          $175,000,000

From and after September 30, 2003 until the
Senior Notes are paid in full                          $200,000,000

          Furthermore, subject to adjustment as set forth below, the aggregate book value of Senior Residual Receivables free and clear of all Liens constituting a portion of the trust estates of the Residual Collateral Trusts shall not be less than $150,000,000 (the "Minimum Senior Residual Amount"), provided, that prior to the third anniversary of the Issue Date, upon deposit in the Cash Escrow Account of $7,125,000, the Minimum Senior Residual Amount shall be $112,500,000 (which amount shall be raised to $150,000,000 upon the third anniversary of the Issue Date.)

          For the purpose of this Section 4.17, in order for a Residual Receivable generated in Securitizations after the Issue Date to be eligible to be counted toward the Minimum Residual Amount and/or the Minimum Senior Residual Amount, such Residual Receivable must have been generated by Securizations engaged in by Delta Funding, DF Special Holdings and/or special purpose vehicles formed by Delta Funding or DF Special Holdings for the purpose of engaging in such Securizations.

          For the purposes of this Section 4.17, Residual Receivables arising from net interest margin securities transactions ("NIMS") shall be deemed to be Senior Residual Receivables when the outstanding principal amount of all other securities issued in such NIMS is equal to or less than 20% of the aggregate original principal amount of such securities when originally issued.

          For the purposes of this Section 4.17, after March 15, 2001, if the Company is required pursuant to Section 4.19 to maintain in full force and effect the Back-Up Servicing Agreements, in order for a Residual Receivable to be eligible to be counted toward the Minimum Residual Amount and/or the Minimum Senior Residual Amount, either (i) the Receivables relating to such Residual Receivable must be covered by the Back-Up Servicing Agreements or (ii) neither the Company nor any of its Affiliates shall be the primary servicer of the Receivables relating to such Residual Receivable.

          For the purposes of this Section 4.17, the Company shall value (i) Senior Residual Receivables using a discount rate of 12% and (ii) all other Residual Receivables using a discount rate of 18%. The other assumptions and methodology used by the Company in valuing Senior Residual Receivables and other Residual Receivables shall be those which are used by the Company in establishing the book value of such Senior Residual Receivables and other Residual Receivables in its annual audited consolidated financial statements prepared in accordance with GAAP consistently applied.

SECTION 4.18.  Liquidity Maintenance.

          The Company shall cause the amount of Unencumbered Liquid Assets to be equal to or greater than $10,000,000 at all times.

SECTION 4.19. Back-Up Servicing Agreements.

          No later than March 15, 2001, Delta Funding will, at its own cost, enter into and thereafter at all times maintain in full force and effect the Back-Up Servicing Agreements with the Back-Up Servicer and satisfy on a timely basis all conditions with respect to the transfer of servicing thereunder when such conditions are capable of being satisfied. The Back-Up Servicing Agreements shall provide for mapping and monthly back-up of information relating to the mortgage loans underlying Residual Receivables created after 1996 for which Delta Funding or any Affiliate is the primary servicer. Delta Funding may cease such Back-Up Servicing Agreements at any time that the value of Unencumbered Liquid Assets equals or exceeds $40,000,000, as of the conclusion of any Business Day; provided, further, that if Delta Funding has ceased such Back-Up Servicing Agreements in accordance with the foregoing, Delta Funding shall reinstate such Back-Up Servicing Agreements as soon as practicable and in any event within thirty (30) days if Unencumbered Liquid Assets are less than $32,500,000 at the conclusion of any Business Day.

SECTION 4.20. Registration Rights.

          Upon the written request of the Holders holding a majority in interest of the Senior Notes then outstanding, the Company shall use reasonable commercial efforts to cause a registration statement covering the Senior Notes to be filed under the Exchange Act and to have such registration statement declared effective by the SEC.

SECTION 4.21. Leverage Ratio (Total Liabilities).

          The Company and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of Total Adjusted Liabilities (excluding Subordinated Indebtedness) to Adjusted Tangible Net Worth to exceed the greater of (A) 7.0 to 1.0 and (B) the ratio of Total Adjusted Liabilities to Adjusted Tangible Net Worth (if any) set forth in the then-effective Warehouse Facilities, as of any day.

SECTION 4.22. Leverage Ratio.

          The Company and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of Adjusted Senior Indebtedness of the Company and the Subsidiary Guarantors as of the end of any fiscal quarter, to Tangible Net Worth as of the end of such fiscal quarter to exceed the greater of (A) 1.5 to 1.0 and (B) the ratio of Adjusted Senior Indebtedness to Tangible Net Worth (if any) set forth in the then-effective Warehouse Facilities.

SECTION 4.23. Net Worth.

          The Company and the Subsidiary Guarantors, on a consolidated basis, will not, at any time, permit their consolidated Tangible Net Worth to be less than the greater of (A) $101,000,000 and (B) the Tangible Net Worth requirement (if any) set forth in the then-effective Warehouse Facilities.

SECTION 4.24. Cash Escrow Account.

          Not later than the 30th day prior to each Interest Payment Date, the Company shall deposit funds into the Cash Escrow Account in an amount sufficient to pay the aggregate interest on the Senior Notes due to be paid on the upcoming Interest Payment Date and shall provide the Trustee with an Officers’ Certificate certifying that such deposit has been made. Notwithstanding the foregoing, with respect to the Interest Payment Date falling on February 1, 2001, the Company shall make the deposit required by the preceding sentence on the earlier of (i) the 30th day prior to such Interest Payment Date or (ii) the day the Company consummates its first NIMS after September 1, 2000 and shall provide the Trustee with an Officers’ Certificate certifying that such deposit has been made. The Company agrees to use its best efforts to consummate such NIMS as soon as practicable, subject to market conditions, but in no event later than January 1, 2001.

SECTION 4.25. No Pledge or Sale of Residual Receivables or Other Assets after Default or Event of Default.

          From the date a Default or Event of Default has occurred until the date the Default or Event of Default is cured or waived, the Company shall not and shall not permit any of its Restricted Subsidiaries to sell, lease, securitize, transfer or assign or grant any new security interests or otherwise permit any new Liens (collectively, a "Disposition") to be placed on any of its Residual Receivables, Servicing Receivables, intellectual property, equipment, leasehold interests, real property or capitalized mortgage servicing rights, other than, following a Default and prior to the occurrence of an Event of Default, a Disposition of Residual Receivables, Servicing Receivables or other assets in the ordinary course of business which does not result in any additional Defaults and provided that the proceeds of such Disposition are used simultaneous with such Disposition to either cure the Default or for payment of the Senior Notes or other Guaranteed Obligations arising under the Senior Notes, this Indenture or the Collateral Agreements.

SECTION 4.26. Limitations on Asset Sales.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of.

          The Company or the Restricted Subsidiary, as the case shall be, shall apply an amount equal to 100% of such Net Proceeds in the Permitted Business of the Company and the Restricted Subsidiaries or to payment of the Senior Notes or other Guaranteed Obligations. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily invest such Net Proceeds in items permitted under (a) or (b) in the definition of Permitted Investments.

          Notwithstanding the foregoing, the Company and each Restricted Subsidiary shall not and the Company shall not permit its Restricted Subsidiaries to consummate an Asset Sale which includes any Collateral or Capital Stock of the Canadian Subsidiaries not constituting Collateral.

SECTION 4.27. Flow of Residual Receivables.

          (a)   Delta Funding, the Company or any other Restricted Subsidiary engaging in Securitizations on or after the Issue Date will, within three (3) Business Days following receipt of Residual Receivables generated in any Securitization, assign and transfer to DF Special Holdings all right, title and interest in all such Residual Receivables. Upon completion of such assignment and transfer, and simultaneous with such completion, DF Special Holdings will forthwith deposit such Residual Receivables in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.

          (b)   On the Issue Date, Delta Funding shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-2 Residual Collateral Trust.

          (c)   On the Issue Date, DF Special Holdings shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.

SECTION 4.28. Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Company or any Subsidiary Guarantor, the Company shall mail or cause to be mailed to each Holder notice of the uncured Default or Event of Default within five (5) Business Days after such Default or Event of Default first becomes known to the Company or any Subsidiary Guarantor.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Limitation on Merger, Etc.

          (a)   The Company shall not consolidate, or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation, or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; (iv) each of the Subsidiary Guarantors confirms its obligations under the Subsidiary Guarantees, this Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee; (v) the Trustee has received an Opinion of Counsel to the effect that all actions required to perfect any pledges or security interest on the Collateral have been taken and the requirements of clauses (i), (ii) and (iv) have been satisfied (assuming the Trustee’s satisfaction); (vi) the Trustee has received an Officers’ Certificate to the effect that all requirements of the Section have been satisfied; and (vii) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.09(a).

           (b)  Notwithstanding Section 5.01(a), but subject to compliance with Section 5.01(a)(ii) (with respect to the Wholly-Owned Restricted Subsidiaries obligations), (iii), (iv), (v) and (vi), a Wholly-Owned Restricted Subsidiary of the Company may merge into the Company or another Wholly-Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor, provided that the Capital Stock of such surviving Person constitutes Collateral. Notwithstanding the foregoing, no Residual Collateral Trust may be sold, merged or otherwise consolidated with any other entity.

SECTION 5.02. Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets that meet the requirements of Section 5.01 hereof.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events Of Default.

          An "Event of Default" occurs if:

(a) the Company defaults in the payment when due of interest on the Senior Notes and such default continues for a period of 30 days;

        (b)   the Company defaults in the payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

        (c)   the Company on any Restricted Subsidiary defaults in the payment of interest or principal under any of the Warehouse Facility (whether due at maturity, by acceleration or otherwise) and such default continues beyond the grace period (if any) provided in the applicable Warehouse Facility;

(d) the Company fails to comply with any of the provisions of Section 4.07, 4.09, 4.11, 4.15, 4.17, 4.18, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27 or 5.01 hereof;

        (e)   the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Senior Notes and such failure to observe or perform remains uncured for 30 days (or, if the Company has failed to notify the Holders of a Default or an Event of Default as required by Section 4.28, that number of days equal to 30 days minus the number of days during which the Company is in Default of its obligation under Section 4.28) after notice to the Company by the Trustee or the Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding;

        (f)   a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness under which there has been a Payment Default or, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

        (g)   a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company, any of its Restricted Subsidiaries (other than Continental Property Management Corp.), any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

        (h)   the Company, any of its Restricted Subsidiaries (other than Continental Property Management Corp.), any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors,

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (1)  grants relief in an involuntary case against the Company, any of its Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary that results in such entity or entities becoming a debtor or debtors under the Bankruptcy Law;

                 (2)  appoints a Custodian of the Company, any of its Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                 (3)  orders the liquidation of the Company, any of its Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         (j)  any Subsidiary Guarantee, Collateral Agreement or Related Agreement shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or the Company or any Subsidiary Guarantor or any Person acting on behalf of the Company or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee, any Collateral Agreement or Related Agreement; or

        (k)   the Company or any Restricted Subsidiary fails to observe or perform any material covenant, representation, warranty or agreement in any Collateral Agreement or any Related Agreement for 15 days after notice to the Company by the Trustee, the Collateral Agent, the Warrant Agent, the Owner Trustee, the Administrator, the Back-Up Servicer, or Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding.

          Any notice to the Company hereunder may be given to any or all of the Collateral Agent, the Warrant Agent, the Owner Trustee, the Administrator and the Back-Up Servicer, provided that such notice has been previously or simultaneously given to the Company; provided, however, that notices to the Owner Trustee shall be delivered to the Collateral Agent, which in accordance with the Collateral Agreements shall furnish such notice to the Owner Trustee.

SECTION 6.02. Acceleration.

          If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Upon any such declaration, the Senior Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs, all outstanding Senior Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs on or after August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Senior Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Senior Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to such date, then, upon acceleration of the Senior Notes, an additional premium shall also become and be immediately due and payable in an amount equal to 5.750% of the principal amount to the date of payment that would otherwise be due but for the provisions of this sentence.

SECTION 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Senior Notes, to enforce the performance of any provision of the Senior Notes, this Indenture, the Subsidiary Guarantees and the Related Agreements and the Collateral Agent may pursue any available remedy under the Collateral Agreements.

          The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver Of Past Defaults.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control By Majority.

          Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Collateral Agent or exercising any trust or power conferred on either of them. However, the Trustee and Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee or the Collateral Agent determines may be unduly prejudicial to the rights of other Holders of Senior Notes, or that may involve the Trustee or the Collateral Agent in personal liability.

SECTION 6.06. Limitation On Suits.

          A Holder may pursue a remedy with respect to this Indenture or the Senior Notes only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Senior Notes may not enforce this Indenture or the Senior Notes except as provided in this Indenture.

SECTION 6.07. Rights Of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note including in connection with an offer to purchase, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit By Trustee.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs Of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

        First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

        Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11. Undertaking For Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes. Without limiting the foregoing, following an Event of Default, the Company agrees to pay the reasonable fees and expenses incurred by one law firm representing the Holders or Beneficial Holders of a majority in principal amount of the outstanding Senior Notes.

ARTICLE SEVEN

TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01. Duties of Trustee.

           (a)  If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

           (b)  Except during the continuance of a Default or an Event of Default:

(i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

           (c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

           (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (f) Except for proceeds from the sale or disposition of Collateral which shall be deposited into a segregated account containing only proceeds of Collateral, Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 7.02. Rights of Trustee.

           Subject to Section 7.01:

           (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

           (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

           (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

           (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

           (g) Any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation.

           (h) The Trustee shall not be deemed to have notice of any Default or Event of Default, other than a payment default, unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

           (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

           (j) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Subsidiary Guarantor, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

           The Trustee makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Company’s use of the proceeds from the Senior Notes, and it shall not be responsible for any statement in the Senior Notes other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Default.

           If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Senior Note, the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, and the failure to make payment upon a mandatory redemption, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

           Within 60 days after each May 15 beginning with the May 15, 2000 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

           A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Senior Notes are listed. The Company shall notify the Trustee if the Senior Notes become listed on any stock exchange, and any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

           The Company shall pay to the Trustee from time to time such compensation as shall from time to time be agreed to in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

           The Company shall indemnify the Trustee against any and all losses, liabilities or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by the Trustee arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to the Trustee’s negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

           To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Senior Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Senior Notes.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

           The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

SECTION 7.08. Replacement of Trustee.

           The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company’s consent, provided that after the occurrence of an Event of Default, the Company’s consent shall not be required. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Holders of a majority in principal amount of the Senior Notes may with the consent of the Company (which consent shall not be required after the occurrence of an Event of Default) appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

           If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

           If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million (or be a member or subsidiary of a bank holding system with aggregate combined capital and surplus of at least $50 million) as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against the Company.

           The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE EIGHT

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

           The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. Legal Defeasance and Discharge.

           Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (i) through (iv) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such outstanding Senior Notes to receive, solely from the trust fund described in Section 8.05, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (ii) the Company’s obligations with respect to the Senior Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trust, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. Covenant Defeasance.

           Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27, 4.28 and Article Five hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(f) and 6.01(g) shall not constitute Events of Default.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.

           The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Senior Notes:

           In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee or Paying Agent, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Senior Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Senior Notes;

(b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel who shall be a nationally-recognized tax counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel who shall be a nationally-recognized tax counsel reasonably acceptable to the Trustee confirming that the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(h) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company shall have delivered to the Trustee an Opinion of Counsel who shall be a nationally-recognized bankruptcy counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance under Section 547 of the Bankruptcy Code, shall not be property of the estate under Section 541 of the Bankruptcy Code and shall not be subject to avoidance under any Bankruptcy Law or any proceeding applicable to the Company or to any Subsidiary Guarantor;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05.	Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

           (a) Subject to Section 8.06 hereof, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be segregated, held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest.

           (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

           (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance in accordance with Section 8.04.

SECTION 8.06. Repayment to the Company.

           Any U.S. Legal Tender or U.S. Government Obligations deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. Reinstatement.

           If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.04(a) or 8.05(a) hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04(a) or 8.05(a) hereof until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 8.04(a) or 8.05(a) hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVER

SECTION 9.01. Without Consent of Holders.

           Notwithstanding Section 9.02 hereof and except as otherwise provided in this Indenture or the respective Senior Notes, Subsidiary Guarantees or the Collateral Agreements, the Company and the Subsidiary Guarantors, when authorized by Board Resolutions of the Company, and the Trustee, together, may amend or supplement this Indenture, the Senior Notes, the Subsidiary Guarantees or the Collateral Agreements without notice to or consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the legal rights of any Holder;

(2) to comply with Article Five and Section 11.03;

(3) to make any other change that would provide any additional rights and benefits to the Holders of the Senior Notes and that does not adversely affect the legal rights under this Indenture of any such Holder;

(4) to provide for the assumption of the Company's and the Subsidiary Guarantors' obligations to the Holders in the case of a merger or consolidation not prohibited by this Indenture;

(5) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture and the Collateral Agreements under the TIA;

(6) to provide for additional Subsidiary Guarantors pursuant to Section 4.16 or otherwise;

(7) to provide for the appointment of a successor Trustee, as provided in Section 7.08 hereof or a successor collateral agent, as provided in the Collateral Agreements.

provided that the Company has delivered to the Trustee an Opinion of Counsel and Officers’ Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

           After an amendment or supplement under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice, or a defect in such notice, shall not, however, in any way impair or affect the validity of any such amendment or supplement.

SECTION 9.02. With Consent of Holders.

           Subject to Section 6.07, the Company and each Subsidiary Guarantor, when authorized by Board Resolutions of the Company, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes may amend or supplement this Indenture, the Subsidiary Guarantees, the Senior Notes or the Collateral Agreements, without notice to any other Holders (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Senior Notes may waive compliance by the Company and its Subsidiaries with any provision of this Indenture, the Subsidiary Guarantees, the Senior Notes, the Related Agreements or the Collateral Agreements without notice to any other Holder. Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes):

(1) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Senior Notes or otherwise amend this Section 9.02;

(2) reduce the principal of, premium (if any) or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of Senior Notes pursuant to Article Three of this Indenture or alter the provisions, including the purchase price payable, with respect to repurchases or redemptions of the Senior Notes pursuant to Section 3.07 or 4.15 hereof;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes or that resulted from a failure to comply with Section 3.07 or 4.15 hereof (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration);

(5) make the principal of, or the interest on, any Senior Note payable in any manner other than that stated in this Indenture and the Senior Notes on the Issue Date;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of, premium (if any) or interest on the Senior Notes;

(7) waive a redemption payment with respect to any Senior Note; (other than a payment required by Section 4.15 hereof);

(8) alter the ranking of the Senior Notes relative to other Indebtedness of the Company or the Subsidiary Guarantors;

(9) make any change in the foregoing amendment and waiver provisions;

(10) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Senior Notes;

(11) release any Collateral from the Lien of the Collateral Agreements except in accordance with terms thereof, or the terms of this Indenture (including, without limitation, Section 12.03), or amend the terms thereof or the terms of this Indenture relating to such release; or

(12) release any Subsidiary Guarantor from its Subsidiary Guarantee.

           It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

           Upon the request of the Company and each Subsidiary Guarantor accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

           After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect in such notice, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Compliance with TIA.

           Every amendment, waiver or supplement of this Indenture or the Senior Notes shall comply with the TIA.

SECTION 9.04. Revocation and Effect of Consents.

           Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder’s Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to his Senior Note or portion of his Senior Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Senior Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

           After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (12) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Senior Note who has consented to it and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder’s Senior Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Senior Notes.

           If an amendment, supplement or waiver changes the terms of a Senior Note, the Trustee may require the Holder of the Senior Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Note shall issue and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

SECTION 9.06. Trustee to Sign Amendments, Etc.

           The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.

ARTICLE TEN

MEETINGS OF HOLDERS

SECTION 10.01. Purposes for Which Meetings May Be Called.

           A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

(b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

(c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

(d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Senior Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 10.02. Manner of Calling Meetings.

           The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

           Any meeting of Holders shall be valid without notice if the Holders of all Senior Notes then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Senior Notes outstanding, and if the Company, the Subsidiary Guarantors and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 10.03. Call of Meetings by the Company or Holders.

           In case at any time the Company, pursuant to a Board Resolution or the Holders of not less than 10% in aggregate principal amount of the Senior Notes then outstanding shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Senior Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02.

SECTION 10.04. Who May Attend and Vote at Meetings.

           To be entitled to vote at any meeting of Holders, a Person shall (a) be a registered Holder of one or more Senior Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Senior Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Subsidiary Guarantors and their respective counsel.

SECTION 10.05. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

           Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Senior Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Senior Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Senior Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Holders as provided in Section 10.03, in which case the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Senior Notes represented at the meeting and entitled to vote.

           At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Senior Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Senior Notes challenged as not outstanding and ruled by the Trustee to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Senior Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Senior Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 10.06. Voting at the Meeting and Record to Be Kept.

           The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Senior Notes or of their representatives by proxy and the principal amount of the Senior Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who cast proxies at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of the Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.02 or Section 10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

           Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

           Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Senior Notes.

ARTICLE ELEVEN

GUARANTEE OF SENIOR NOTES

SECTION 11.01. Subsidiary Guarantee.

           Each of the Subsidiary Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Senior Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Notes, if any, if lawful, and all other Guaranteed Obligations of the Company and each Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder or under the Collateral Agreements or the Related Agreements will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Guaranteed Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay and to perform the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes, this Indenture, the Collateral Agreements or the Related Agreements, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or other Subsidiary Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or other Subsidiary Guarantor, protest, notice and all demands whatsoever and covenant that the Subsidiary Guarantee will not be discharged except by complete payment and performance of the obligations contained in the Senior Notes, this Indenture, the Collateral Agreements and the Related Agreements. If any Holder, Beneficial Holder or the Trustee is required by any court or otherwise to return to the Company or Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Subsidiary Guarantors, any amount paid by any such entity to the Trustee or such Holder or Beneficial Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full to the Holders and performance of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from the Company and from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

           For the purposes hereof, each Subsidiary Guarantor’s liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder, but shall be limited to the lesser of (i) or (ii) below: (i) the aggregate amount of the Guaranteed Obligations, which includes all obligations of the Company and of each Subsidiary Guarantor under the Senior Notes, this Indenture, the Collateral Agreements and the Related Agreements and (ii) the greater of the following (x) and (y): (x) the amount of the reasonably equivalent value (as such term is used or defined in Section 548 of the United States Bankruptcy Code) or fair consideration (as such term is used or defined in the Debtor and Creditor Law of the State of New York in the case of Subsidiary Guarantors other than the Residual Collateral Trusts, and in the Commerce and Trade Law of the State of Delaware in the case of the Residual Collateral Trusts), whichever statute is determined to be applicable, received by such Subsidiary Guarantor in connection with the loans and the proceeds of loans represented by the Original Notes or the exchange of the Original Notes for the Senior Notes, and (y) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code, and as such term is defined in the Debtor and Creditor Law of the State of New York, in the case of Subsidiary Guarantors other than the Residual Collateral Trusts, and in the Commerce and Trade Law of the State of Delaware in the case of the Residual Collateral Trusts, whichever statute is determined to be applicable) or (B) left it with unreasonably small capital, in each case, at the time when it entered into its Subsidiary Guarantee of the Original Notes or of its Subsidiary Guarantee of the Senior Notes whichever first occurred, and, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee hereunder is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from the Company and from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.02. Execution And Delivery Of Subsidiary Guarantee.

           To evidence its Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation on such Subsidiary Guarantee substantially in the form of Exhibit B, which is part of this Indenture, shall be endorsed by an Officer of such Subsidiary Guarantor on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

           Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Subsidiary Guarantee.

           If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

           The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 11.03. Subsidiary Guarantors May Consolidate, Etc., On Certain Terms.

           (a) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Subsidiary Guarantor (other than the Residual Collateral Trusts) with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor (other than the Residual Collateral Trusts) as an entirety, or substantially as an entirety, to the Company, unless immediately after giving effect to such transaction, a Default or Event of Default exists.

           (b) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Subsidiary Guarantor (other than the Residual Collateral Trusts) with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Subsidiary Guarantor, or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor (other than the Residual Collateral Trusts) as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same if immediately after giving effect to such transaction, no Default or Event of Default exists; provided, however, that each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Senior Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture, the Collateral Agreements and the Related Agreements to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form and substance to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation or into which the Subsidiary Guarantor shall have been merged, or by the corporation which shall have acquired such property. In addition, the requirements of Section 5.01(a)(ii) (with respect to the Subsidiary Guarantor’s obligations), (iii), (iv), (v) and (vi) shall be satisfied with respect to any such consolidation or merger. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Subsidiary Guarantee endorsed upon the Senior Notes and the due and punctual performance of all of the covenants and conditions of this Indenture, the Collateral Agreements and the Related Agreements to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof. Notwithstanding the foregoing, the Residual Collateral Trusts shall not merge or consolidate into any other Person, and no Person shall merge or consolidate into the Residual Collateral Trusts.

SECTION 11.04. Representations and Warranties on Subsidiary Guarantees.

           The Company, Delta Funding, DF Special Holdings and the Residual Collateral Trusts hereby jointly and severally represent and warrant to the Trustee and to the Holders and Beneficial Holders as follows:

a.	As of the Issue Date and as of the date of the Original Subsidiary Guarantee (as that term is defined below) issued by DF Special Holdings and at all times between such dates, DF Special Holdings has been a wholly owned subsidiary of Delta Funding, Delta Funding has been a wholly owned subsidiary of the Company, and each of the Company, Delta Funding and DF Special Holding has had assets in excess of liabilities and was solvent calculated in accordance with GAAP.

b.	Delta Funding and DF Special Holding each entered into a Subsidiary Guarantee (the "Original Subsidiary Guarantee") in connection with (and as that term is defined in) and substantially contemporaneous with the execution of the Indenture dated July 23, 1997 (the "Original Indenture") relating to the Company’s $150,000,000 9½% Senior Notes Due 2004 (the "Original Notes"). At the time of entering into of the Original Subsidiary Guarantee, and after giving effect to the transactions contemplated thereby and the rights to contribution from the Company (and from each other party executing an Original Subsidiary Guarantee) for any payments made by it on the Original Subsidiary Guarantee, each of Delta Funding and DF Special Holding were not insolvent or rendered "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) and were not left with unreasonably small working capital. The Original Subsidiary Guarantees entered into by each of Delta Funding and DF Special Holdings remained continuously in full force and effect from the date each entered into the Original Subsidiary Guarantee through the Issue Date.

c.	Following the issuance of the Original Notes, the Company contributed approximately $144 million of the net proceeds (the "Proceeds") received therefrom to Delta Funding. Delta Funding, in turn, has used such Proceeds to fund its operations in the ordinary course of its business, including, without limitation, to originate and purchase mortgage loans (the "Loans") aggregating more than $4 billion since the issuance of the Original Notes. Delta Funding regularly sold the Loans through its ongoing securitization program, receiving back a par dollar price in consideration of such sale in connection with the sale of the senior certificates to asset-backed investors and contributing the Residual Receivables it retained to its wholly owned subsidiary DF Special Holdings. At the time of the issuance of the Original Notes, DF Special Holdings owned approximately $44 million of Residuals Receivables. Since that time, Delta Funding has contributed to DF Special Holdings Residual Receivables having a current aggregate book value of at least $180 million. As of the Issue Date and immediately prior to the transactions contemplated by Section 4.27(c), DF Special Holdings owned Residual Receivables with an aggregate value of at least $201.5 million.

d.	DF Special Holdings is the Depositor and Original Certificate holder under (and as those terms are defined in) the 2000-1 Trust Agreement. All Residual Receivables deposited as of the date hereof or hereafter by DF Special Holdings into Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust pursuant to Section 4.27 of this Indenture were and will at all times be Residual Receivables which prior to such deposit had been retained by Delta Funding as part of its securitization program referenced in subsection (c), above, and contributed to DF Special Holdings by Delta Funding, and were and will be property solely of DF Special Holdings, free and clear of all Liens, in each case immediately prior to the deposit thereof into Delta Funding Residual Holding Trust 2000-1.

e.	Delta Funding is the Depositor and Original Certificate holder under (as those terms are defined in) the 2000-2 Trust Agreement. All Residual Receivables deposited by Delta Funding into Delta Funding Residual Holding Trust 2000-2 Residual Collateral Trust pursuant to Section 4.27 of this Indenture were and will at all times be Residual Receivables which had been retained by Delta Funding as part of its securitization program referenced in subsection (c), above, and were and will be the property solely of Delta Funding, free and clear of all Liens, in each case immediately prior to the deposit thereof into Delta Funding Residual Holding Trust 2000-2.

f.	Neither of Delta Funding Residual Holding Trust 2000-1 or Delta Funding Residual Holding Trust 2000-2 has any creditors or liabilities, or will engage in any business, other than liability for the Subsidiary Guarantees and liabilities to the respective Owner Trustee for costs of administration arising under the respective Residual Collateral Trust Agreements. All liabilities to the respective Owner Trustee arising under the respective Residual Collateral Trust Agreements are secured by a lien on the Trust Estate (as that term is defined in the respective Residual Collateral Trust Agreements).

ARTICLE TWELVE

COLLATERAL AND SECURITY

SECTION 12.01. Collateral Agreements.

           The due and punctual payment of the principal of and interest on the Senior Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders of Senior Notes or the Trustee under this Indenture, the Senior Notes, the Subsidiary Guarantees and the Related Agreements, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Agreements which the Company and certain Subsidiaries have entered into simultaneously with the execution of this Indenture. Each Holder of Senior Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreements as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent agrees that it will not consent to any action or proposed action under any of the Related Agreements (except with respect to the release of the Remaining Interest as provided in Section 12.03) without obtaining the prior consent of the Holders or Beneficial Holders of a majority of the principal amount of the then outstanding Senior Notes. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral, by the Collateral Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Subsidiary Guarantors shall take, and the Company shall cause its Subsidiaries to take, upon request of the Trustee or Collateral Agent, any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the Guaranteed Obligations of the Company and the Subsidiary Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, superior to and prior to the rights of all third Persons and subject to no other Liens.

SECTION 12.02. Recording and Opinions.

           (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering, filing and perfection of this Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Collateral Agreements, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective and (iii) the due execution and enforceability (subject to customary exceptions) of this Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements.

           (b) The Company shall furnish to the Collateral Agent and the Trustee on September 30 in each year beginning with 2001, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, perfecting, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Agreements, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Senior Notes and the Collateral Agent and the Trustee hereunder and under the Collateral Agreements with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

           (c) The Subsidiary Guarantors shall otherwise comply with the provisions of TIA Section 314(b).

SECTION 12.03. Release of Collateral.

           (a) Subject to subsections (b) and (c) of this Section 12.03, with the consent of the holders of a majority in aggregate principal amount of outstanding Senior Notes, Collateral may be released from the Lien and security interest created by the Collateral Agreements. Such consent shall not be required with respect to the release of the Remaining Earnings in accordance with the terms of the Escrow Agreement.

           (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Senior Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Collateral Agreement shall be effective as against the Holders of Senior Notes.

           (c) The release of the Remaining Earnings under the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Remaining Earnings are released pursuant to the terms of the Escrow Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Liens and security interest of the Collateral Agreements and relating to the substitution therefor of any property or securities to be subjected to the Liens and security interest of the Collateral Agreements to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 12.04. Certificates of the Company.

           The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral in accordance with the terms hereof (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 12.05. Certificates of the Trustee.

           In the event that the Company wishes to release Collateral and has obtained the consent of the Holders of a majority in aggregate principal amount of the outstanding Senior Notes (other than the Remaining Earnings in accordance with the Escrow Agreement as to which no consent is required) and has delivered the certificates and documents required by such Collateral Agreements and Sections 12.03 and 12.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 12.04(ii), shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 12.06. Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

           The Trustee is authorized to receive any funds for the benefit of the Holders of Senior Notes distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders of Senior Notes according to the provisions of this Indenture.

SECTION 12.07. Termination of Security Interest.

           Upon the payment in full of all Obligations of the Company under this Indenture and the Senior Notes, or upon Legal Defeasance in accordance with Section 8.02, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Agreements.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01. TIA Controls.

           If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 13.02. Notices.

           Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one Business Day after deposit with such nationally recognized overnight courier service, to the address set forth below or to such other address as may be designated by any party in a written notice to the other party hereto:

           IF TO THE COMPANY OR SUBSIDIARY GUARANTORS:

Delta Financial Corporation, Inc. 1000 Woodbury Road, Suite 200 Woodbury, New York 11797-9003 Attention: Marc Miller, Esq., General Counsel Telephone: (516) 812-8850 Facsimile: (516) 364-8976

           WITH A COPY TO:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Attention: Bradley Kulman, Esq. Telephone: (212) 806-5400 Facsimile: (212) 806-6006

           IF TO TRUSTEE:

U.S. Bank Trust National Association 100 Wall Street, 16th Floor New York, NY 10005 Attention: Ms. Amy S. Roberts, Vice President Telephone: 212-361-2893 Facsimile: 212-809-5459

SECTION 13.03. Communications by Holders with Other Holders.

           Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

           Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.04, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

           The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Governing Law.

           THIS INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York located in The City of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 13.08. No Adverse Interpretation of Other Agreements.

           This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.09. No Recourse Against Others.

           (a) It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the 2000-1 Trust Agreement and the 2000-2 Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the 2000-1 Trust and the 2000-2 Trust (together, the "Trusts") is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trusts, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trusts or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trusts under this Agreement or any other related documents.

           (b) A director, officer, employee, stockholder or incorporator, as such, of the Company, or any Subsidiary Guarantor shall not have any liability under this Indenture, the Senior Notes, the Subsidiary Guaranties, the Collateral Agreements or the Related Agreements for any obligations of the Company or any Subsidiary Guarantor under this Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements or the Related Agreements or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Senior Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Senior Notes.

SECTION 13.10. Successors.

           All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Senior Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.11. Duplicate Originals.

           All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.12. Severability.

           In case any one or more of the provisions in this Indenture or in the Senior Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.13. Table of Contents, Headings, Etc.

           The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14. Legal Holidays.

           In any case where any Interest Payment Date, Redemption Date or Maturity Date of any Senior Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Senior Notes) payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Maturity Date, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity Date, as the case may be.

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

DELTA FINANCIAL CORPORATION By: Name: Title:

Attest:

U.S. BANK TRUST NATIONAL ASSOCIATION as Trustee By: Name: Title:

Attest:

DELTA FUNDING CORPORATION By: Name: Title:

Attest:

DF SPECIAL HOLDINGS CORPORATION By: Name: Title:

Attest:

FIDELITY MORTGAGE INC. By: Name: Title:

Attest:

DFC FINANCIAL CORPORATION By: Name: Title:

Attest:

DFC FINANCIAL OF CANADA LIMITED By: Name: Title:

Attest:

DFC FUNDING OF CANADA LIMITED By: Name: Title:

Attest:

CONTINENTAL PROPERTY MANAGEMENT CORP. By: Name: Title:

Attest:

DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1 By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Name: Title:

Attest:

DELTA FUNDING RESIDUAL HOLDING TRUST 2000-2 By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Name: Title:

Attest: